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                                                                       Exhibit 5
                                                                       ---------

                       [The Pittston Company Letterhead]

                              September 27, 2001



The Pittston Company
1801 Bayberry Court
P. O. Box 18100
Richmond, VA 23226-8100

                      Registration Statements on Form S-8
   The Savings-Investment Plan of The Pittston Company and Its Subsidiaries,
                  The Pittston Company 1988 Stock Option Plan,
     Key Employees' Deferred Compensation Program of The Pittston Company,
         1994 Employee Stock Purchase Plan of The Pittston Company and
         The Pittston Company Non-Employee Directors' Stock Option Plan
         --------------------------------------------------------------

Ladies and Gentlemen:

     As General Counsel of The Pittston Company (the "Company"), I have acted as counsel to the Company in connection with Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 for The Savings-Investment Plan of The Pittston Company and Its Subsidiaries (the "Savings-Investment Plan"), Post-Effective Amendment No. 2 to the Registration Statement on Form S-8 for The Pittston Company 1988 Stock Option Plan (the "Stock Option Plan"), Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 for the Key Employees' Deferred Compensation Program of The Pittston Company (the "Deferred Compensation Program") and the 1994 Employee Stock Purchase Plan of The Pittston Company (the "1994 Stock Purchase Plan") and the Registration Statement on Form S-8 for The Pittston Company Non-Employee Directors' Stock Option Plan (the "Directors' Plan"), (collectively, the "Registration Statements"), being filed under the Securities Act of 1933, as amended (the "Act"), on or about the date of this letter to register (i) 249,179 additional shares of Pittston Brink's Group Common Stock, par value $1.00 per share, including associated Rights ("Common Stock"), which may be issued from time to time pursuant to the Savings-Investment Plan, (ii) 2,377,084 additional shares of Common Stock which may be issued from time to time pursuant to the Stock Option Plan, (iii) 186,155 additional shares of Common Stock which may be issued from time to time pursuant to the Deferred Compensation Program, (iv) 234,905 additional shares of Common Stock which may be issued from time to time pursuant to the 1994 Stock Purchase Plan and (v) 294,403 additional shares of Common Stock which may be issued from time to time pursuant to the Directors' Plan.

     I am familiar with the Registration Statements and the Exhibits thereto.
I, or attorneys under my supervision, have also examined originals or copies, certified or otherwise, of such other documents, evidence of corporate action and instruments, as I have deemed necessary or
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advisable for the purpose of rendering this opinion. As to questions of fact relevant to this opinion, I have relied upon certificates or written statements from officers and other appropriate representatives of the Company and its subsidiaries or public officials. In all such examinations I have assumed the genuineness of all signatures, the authority to sign and the authenticity of all documents submitted to me as originals. I have also assumed the conformity to the original of all documents submitted to me as copies.

     Based upon the subject to the foregoing, I am of the opinion that:

     1. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the Commonwealth of Virginia.

     2. The shares of Common Stock have been duly authorized and, when offered and sold as described in the Registration Statements, will be legally issued, fully paid and nonassessable.

     I hereby consent to the use of my name in the Registration Statements and to the filing, as an exhibit to the Registration Statements, of this opinion. In giving this consent, I do not hereby admit that I am in the category of persons whose consent is required under Section 7 of the Act, or the rules and regulations of the Securities and Exchange Commission.

                                 Very truly yours,


                                 /s/ Austin F. Reed

                                 Austin F. Reed
                                 Vice President, General Counsel
                                 and Secretary